Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact:

James Mead

Chief Financial Officer

-or-

Heidi Gillette

Director, Investor Relations

212.594.2700

SL Green Consolidates Ownership

of Iconic Times Square Property

New York, NY — April 28, 2011 — SL Green Realty Corp. (NYSE: SLG) today announced it has acquired SITQ’s entire interest in 1515 Broadway, thereby consolidating full ownership of the building.   The transaction values the consolidated interests at $1.21 billion.

1515 Broadway, whose crown is prominently displayed in New York City’s iconic skyline, is a 1.75 million square foot, 54-story office skyscraper situated in the heart of Times Square.  The property recently underwent a $40 million strategic repositioning, which included a total lobby redesign featuring 5,000 square feet of custom art glass wrapping the core walls, new entrances, new common corridors and bathrooms.  In addition to being home to Viacom International Inc. and its famous MTV Studios, 1515 Broadway features high profile retail tenants, including Aeropostale, Oakley and Billabong.

SL Green President Andrew Mathias stated, “This is another in a line of highly successful joint ventures with SITQ, and we look forward to joining SITQ in making future investments. 1515 Broadway is one of our premier assets, located at the crossroads of the world in Times Square, and we expect to own it for many years to come.”

About SL Green Realty Corp.

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties.  As of March 31, 2011, SL Green owned interests in 43 Manhattan properties totaling more than 29.7 million square feet.  This included ownership interests in 22.3 million square feet of office buildings, ownership interests in 334,782 square feet of free-standing and condominium retail properties, and debt and preferred equity investments secured by 7.4 million square feet of properties.  In addition to its Manhattan investments, SL Green holds interests in 31 suburban assets totaling 6.8 million square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, along with six development properties encompassing approximately 1.3 million square feet and three land interests.

Forward-looking Statement
This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York metropolitan real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York metropolitan area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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